As filed with the Securities and Exchange Commission on November 7, 2003

Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WMS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2814522 (I.R.S. Employer Identification No.)

800 South Northpoint Boulevard, Waukegan, IL 60085
(Address, including zip code, of Registrant’s principal executive offices)

RESTRICTED STOCK AGREEMENT
(Full title of the Plan)

Kathleen J. McJohn, Esq.
Vice President, General Counsel,
and Secretary
WMS Industries Inc.
800 South Northpoint Boulevard
Waukegan, Illinois 60085
(847) 785-3000
(Name and address, including zip code, and
telephone number, including area code, of agent for service)

Copy to:

Jeffrey N. Siegel, Esq.
Shack Siegel Katz & Flaherty P.C.
530 Fifth Avenue
New York, New York 10036
(212) 782-0700

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate	Registration
to be registered (1)	registered (2)	per share	offering price	Fee (3)

Common Stock, par value $.50	29,912 shares	$23.00	$687,976	$0(4)(5)

(1)	In accordance with a Rights Agreement entered into between the registrant and The Bank of New York, dated as of March 5, 1998, each share of common stock is accompanied by stock purchase rights. The value attributable to these rights, if any, is reflected in the value of the common stock, and, accordingly, no separate fee is paid.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminable number of shares of common stock which may become issuable pursuant to the anti-dilution provisions of Restricted Stock Agreements between the Registrant and each of Brian R. Gamache, Scott D. Schweinfurth, Orrin J. Edidin and Seamus McGill, respectively, each dated as of June 12, 2003.

(3)	The fee is computed, in accordance Rule 457(h)(1) and 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock reported on the New York Stock Exchange on November 3, 2003.

(4)	The registration fee has been offset by $55.66, under Rule 457(p), against fees previously paid with the Registrant’s registration statement on Form S-3, File No. 333-83021, initially filed on July 16, 1999. A total fee of $17,724.17 was paid with that offering to register 4,025,000 shares, which were never sold or issued in that offering. That registration statement was withdrawn pursuant to Rule 477 on September 30, 1999.

(5)	$2,231.46 was offset from fees due for registration statement no. 333-101538, relating to 1,500,000 shares of common stock; $8,995.07 was paid with registration statement no. 33-48363, relating to 1,701,845 shares of common stock; $16,325.33 was paid with registration statement no. 33-79146, relating to 2,198,902 shares of common stock; $12,584.47 was paid with registration statement no. 333-06021, relating to 1,644,455 shares of common stock; $4,608.45 was paid with registration statement no. 333-48697, relating to 515,360 shares of common stock; $905.65 was paid with registration statement no. 333-57585, relating to 1,000,000 shares of common stock; $7,543.00 was paid with registration statement no. 333-46726, relating to 1,750,000 shares of common stock; and $4,930.00 was paid with registration statement no. 333-55574, relating to 1,000,000 shares of common stock. These shares are being carried forward in the combined reoffer prospectus being filed herewith (to the extent that they are or may be control or restricted securities). See the Rule 429 note immediately below.

     As permitted by Rule 429 under the Securities Act of 1933, the prospectus filed together with this registration statement is a combined resale prospectus which shall be deemed a post-effective amendment to the registrant’s registration statements numbered 333-101538, 33-48363, 33-79146, 333-06021, 333-48697, 333-57585, 333-46726 and 333-55574, each on Form S-8.

EXPLANATORY NOTE

     Registration statements numbered 333-101538, 33-48363, 33-79146, 333-06021, 333-48697, 333-57585, 333-46726 and 333-55574 were filed previously with the SEC by the registrant to register shares of its common stock, par value $.50 per share: (a) issued or issuable under its 1991 Stock Option Plan, as amended, its 1993 Stock Option Plan, as amended, its 1994 Stock Option Plan, as amended, its 1998 Non-Qualified Stock Option Plan, its 2000 Non-Qualified Stock Option Plan, its 2000 Stock Option Plan and its 2002 Stock Option Plan, and (b) issued to option holders in connection with the 1998 spinoff of registrant’s interest in Midway Games Inc. in accordance with the antidilution provisions of the WMS

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Plans (collectively, the “WMS Plans”). This registration statement is being filed to: (1) register the shares of common stock issued under Restricted Stock Agreements between the Registrant and each of Brian R. Gamache, Scott D. Schweinfurth, Orrin J. Edidin and Seamus McGill, respectively, each dated as of June 12, 2003 (collectively, the Agreements ) and (2) file a prospectus, as permitted by Form S-8 General Instruction C and Rule 429 under the Securities Act, to be used for reoffers and resales by directors and executive officers of WMS of shares purchased under any of the WMS Plans or the Agreements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified by Part I will be sent or given to eligible participants as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The registrant’s Annual Report on Form 10-K and Definitive Proxy Statement for the fiscal year ended June 30, 2003; current report on Form 8-K filed on July 3, 2003; and the description of the registrant’s common stock contained in the registrant’s registration statement on Form S-3 (File No. 333-107321) filed on July 25, 2003 pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), including all exhibits thereto, are incorporated herein by this reference and made a part of this registration statement.

     All documents subsequently filed by the registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the termination of the offering of the common stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of those documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The legality of the issuance of the shares of common stock offered hereby will be passed upon for the registrant by Shack Siegel Katz & Flaherty P.C., 530 Fifth Avenue, New York, New York 10036. As of November 7, 2003 shareholders of Shack Siegel Katz & Flaherty P.C. held, in the aggregate, options to purchase 30,000 shares of common stock.

Item 6. Indemnification of Directors and Officers.

     The registrant’s authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), by the Amended and Restated Bylaws of the registrant, as amended (the “Bylaws”), by the Restated Certificate of

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Incorporation, as amended, of the registrant (the “Certificate of Incorporation”) and by certain indemnification agreements entered into with officers and directors (the “Indemnity Agreements”).

     Under Section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a “derivative action”)) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the registrant.

     The Certificate of Incorporation and Bylaws of the registrant provide that the registrant shall, to the fullest extent permitted by Section 145 of the DGCL, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses related thereto to any and all said persons. The indemnification and advancement of expenses provided for therein shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such person. In addition, the Certificate of Incorporation of the registrant provides for the elimination of personal liability of directors of the registrant to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL, as amended and supplemented.

     Each Indemnity Agreement provides for the indemnification of the officer or director, to the fullest extent permitted by the laws of the State of Delaware, and obligate the registrant to provide the maximum protection allowed under Delaware law. In addition, each Indemnity Agreement supplements and increases such protection in certain respects.

     The registrant has purchased directors, officers and corporate liability insurance policies. The policies cover up to an aggregate amount of $30 million for losses of directors and officers of the registrant arising from claims made against the directors or officers for any actual or alleged wrongful act in their capacities as directors or officers of the registrant. The policy also covers losses of the registrant for class action securities claims made against the registrant and for the amount of any indemnification paid to directors and officers, in each case up to the aggregate limit of $20 million. The policy covers securities derivative claims and claims without indemnification for up to $30 million.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

     Not applicable.

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Item 8. Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant dated February 17, 1987; Certificate of Amendment dated January 28, 1993; and Certificate of Correction dated May 4, 1994, all incorporated by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 1994.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on February 25, 1998, incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

4.3	Rights Agreement, dated March 5, 1998 between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to the Registrant’s Registration Statement on Form 8-A, filed with the Commission on March 25, 1998.

4.4	By-Laws of the Registrant, as amended and restated through June 26, 1996, incorporated by reference to Exhibit 3(b) to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 1996.

4.5	Restricted Stock Agreement, dated June 12, 2003, between the Registrant and Brian R. Gamache, incorporated by reference to Exhibit 10(ll) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003 (the “2003 Form 10-K”).

4.6	Restricted Stock Agreement, dated June 12, 2003, between the Registrant and Scott D. Schweinfurth, incorporated by reference to Exhibit 10(mm) to the 2003 Form 10-K.

4.7	Restricted Stock Agreement, dated June 12, 2003, between the Registrant and Orrin J. Edidin, incorporated by reference to Exhibit 10(nn) to the 2003 Form 10-K.

4.8	Restricted Stock Agreement, dated June 12, 2003, between the Registrant and Seamus McGill, incorporated by reference to Exhibit 10(oo) to the 2003 Form 10-K.

5	Opinion of Shack Siegel Katz & Flaherty P.C., counsel for the Registrant.

23.1	Consent of Shack Siegel Katz & Flaherty P.C. (contained in the Opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (contained on the signature page hereof).

Item 9. Undertakings.

     a. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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RESALE PROSPECTUS

WMS INDUSTRIES INC.

1,978,218 Shares

Common Stock, Par Value $.50

     We design, manufacture and market gaming machines and video lottery terminals. Our principal executive office is located at 800 South Northpoint Boulevard, Waukegan, Illinois 60085, telephone no. (847) 785-3000.

     Our common stock is listed on the New York Stock Exchange under the symbol “WMS”.

     Our officers and directors who are listed on page 4 below as “selling stockholders” may sell up to the number of shares of our common stock listed in the “Shares Available to be Sold” column opposite their names. Selling stockholders may sell these shares at any time after issuance, but they are not required to sell any shares. The amounts listed under “Shares Available to be Sold” do not constitute commitments to sell any or all of the stated number of shares. The selling stockholders acquired or may acquire the shares available to be sold under our employee benefit plans.

Please see “Risk Factors” on page 2 below.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2003

ABOUT THIS PROSPECTUS

     This prospectus relates to 1,978,218 shares (the “Shares”) of our common stock. The selling stockholders described in this prospectus may sell the Shares until we terminate this offering. As used in this prospectus, the terms “we,” “us,” “our” and “WMS” mean WMS Industries Inc., a Delaware corporation, and its subsidiaries, unless the context indicates a different meaning.

     We have agreed to pay the expenses incurred in registering the Shares, including legal and accounting fees.

     Most of the information about us that you need to know before you invest in the Shares is not included, but rather is incorporated by reference, in this prospectus. You should obtain and read the information described below under the headings “Documents Incorporated by Reference” and “Where You Can Find More Information” in order to get all the important information about WMS.

RISK FACTORS

     The information included and incorporated by reference in this prospectus contains “forward-looking statements,” within the meaning of the federal securities laws. These statements describe our plans and beliefs concerning future business conditions and the outlook for WMS based on currently available information. Our actual results could differ materially from those described in the forward-looking statements due to a number of risks and uncertainties. These risk factors include the following:

•	Software anomalies and fraudulent manipulation of our gaming machines and software could reduce our revenue, increase our costs, burden our engineering and marketing resources, involve us in litigation and adversely affect our gaming licenses.

•	Regulators may not approve our new gaming platforms, cabinet designs and related hardware, and our revenues may be limited.

•	Our gaming machine business is heavily regulated, and we must obtain and maintain our gaming licenses and regulatory approvals to continue to operate our business and sell our products.

•	Our profitability depends heavily on recurring revenue from gaming operations, the loss of which could have a material adverse effect on our revenues and profitability.

•	If we do not continue to introduce new games and gaming machines that achieve and maintain market acceptance, our revenues and profitability will be adversely affected, and we will not recover our development costs.

•	The gaming industry is sensitive to declines in the public acceptance of gaming that may lead to the passage of laws to significantly increase gaming taxes or outlaw gaming in affected jurisdictions.

•	If we do not continually adapt to the rapid development of new technologies, we will not be able to successfully compete in our industry.

•	Patent infringement claims could limit or affect our ability to market some of our gaming machines.

•	If we do not obtain and retain licenses to use intellectual properties and licensors’ approvals of new products on a timely basis, our revenues will be adversely affected.

•	If we are unable to protect or retain our intellectual property and proprietary rights, our revenues may be adversely affected.

•	The gaming machine market is intensely competitive, and some of our competitors have advantages over us in their ability to finance technology development and in obtaining favorable placement in casinos.

•	We face risks associated with doing business in foreign markets related to political and economic instability and related foreign currency fluctuations.

•	If the implementation of our enterprise resource planning information system is not successful, our operations could be disrupted, and we may incur unanticipated costs.

•	If we do not realize the value of licensed technology commitments, we may incur charges to earnings.

•	We may have conflicts of interest with Midway Games Inc.

•	Sumner Redstone owns or controls 27.4% of our common stock, and he may dispose of all or a portion of his stock at any time, which could cause our stock price to decrease.

•	The use of our rights plan or blank check preferred stock would inhibit the acquisition of WMS or have a dilutive effect on our stock.

•	The substantial number of shares of common stock available for sale in the future could have an adverse effect on the market price of our common stock.

More detailed descriptions of these and other items are set forth under “Item 1. Business — Risk Factors” in our annual report on Form 10-K and additional risks may be described in more recent documents incorporated in this prospectus by reference.

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the common stock offered by this prospectus, but we will receive the exercise price upon the exercise of any options by the selling stockholders. We plan to use any such proceeds for working capital purposes.

SELLING STOCKHOLDERS

     This prospectus relates to Shares that are being registered for reoffers and resales by selling stockholders who have acquired or may acquire Shares under our employee benefit plans (including any adjustment shares). The selling stockholders may resell any or all of the Shares, when issued, at any time they choose while this prospectus is effective.

     Executive officers and directors, their family members, trusts for their benefit, or entities that they control, that acquire common stock under our benefit plans may be added to the selling stockholder list below by a prospectus supplement filed with the SEC. The number of Shares available to be sold by any selling stockholder under this prospectus also may be increased or decreased by a prospectus supplement. Non-affiliates who purchased restricted securities, as these terms are defined in Rule 144(a) under the Securities Act of 1933, under any of our employee benefit plans and who are not named below may use this prospectus for the offer or sale of their common stock if they hold 1,000 shares or less. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

     The information in the table below sets forth, for each selling stockholder, based upon information available to us as of November 6, 2003, the number of shares of our common stock beneficially owned before and after the sale of the Shares (assuming the sales of all Shares) and the percentage of the outstanding shares of our common stock beneficially owned after the sale of the Shares.

     The table below also sets forth “Shares Available to be Sold”, which represents the maximum number of Shares that could be sold under this prospectus if the holder sold all of his or her Shares, exercised all of his or her options when vested and sold the underlying Shares. The amounts listed under “Shares Available to be Sold” do not constitute commitments to sell any or all of the stated number of Shares. The actual number of Shares to be sold, if any, shall be determined from time to time by each Selling Stockholder in his or her discretion. We have not been informed whether any selling stockholders intend to sell any Shares.

	Amount and Nature			Shares Beneficially		Percent of
	of Beneficial		Shares Available	Owned After		Class After
Name and Position	Ownership (1)		to be Sold	Offering		Offering (1)

Harold H. Bach, Jr. Director	25,000	(2)	25,000	0		*
William C. Bartholomay Director	104,531	(3)	85,731	18,800		*
Orrin J. Edidin Executive Vice President and Chief Operating Officer	192,478	(4)(5)	217,478	0		0
Brian R. Gamache President and Chief Executive Officer and Director	439,142	(5)(6)	587,478	5,000		*
Seamus McGill Executive Vice President of Sales and Marketing for WMS Gaming Inc.	144,978	(5)(7)	163,728	0		0
Kathleen J. McJohn Vice President, General Counsel and Secretary	0		53,750	0		0
William E. McKenna Director	84,325	(3)	81,731	2,594		*
Norman J. Menell Vice Chairman of the Board of Directors	82,947	(8)	80,731	2,216		*
Donna B. More Director	100,000	(9)	100,000	0		0
Louis J. Nicastro Chairman of the Board of Directors	29,632	(10)	25,000	4,632	(9)	*
Neil D. Nicastro Director	9,305,014	(11)	35,000	9,270,014		31.5%
Harvey Reich Director	53,421	(12)	53,421	0		0
Robert R. Rogowski Vice President of Finance and Controller	29,400	(13)	76,150	0		0
David M. Satz, Jr. Director	88,500	(14)	88,500	1,000		*
Scott D. Schweinfurth Executive Vice President, Chief Financial Officer and Treasurer	183,478	(15)	207,478	1,000		*
Ira S. Sheinfeld Director	130,975	(16)	112,773	18,202		*

*	Less than 1%

(1)	Based on 29,397,613 shares outstanding as of November 6, 2003. Shares issuable upon the exercise of options exercisable by a person within 60 days are deemed to be outstanding with respect to the calculation of that person’s percent of class.

(2)	Represents 25,000 shares underlying stock options.

(3)	Includes 75,000 shares underlying stock options and 6,731 shares acquired pursuant to the anti-dilution provisions of our stock option plans.

(4)	Includes 185,000 shares underlying stock options.

(5)	Includes a restricted stock grant of 7,478 shares which vests on June 11, 2004, subject to reporting person’s continued employement with WMS.

(6)	Includes 426,664 shares underlying stock options.

(7)	Represents 137,500 shares underlying stock options.

(8)	Includes 75,000 shares underlying stock options and 5,731 shares acquired pursuant to the anti-dilution provisions of our stock option plans.

(9)	Represents 100,000 shares underlying stock options.

(10)	Includes 25,000 shares underlying stock options.

(11)	Includes 8,056,000 shares owned by Sumner M. Redstone and National Amusements, Inc. and 1,214,000 owned by Phyllis G. Redstone for which the reporting person has shared voting power but no dispositive power. Also includes 35,000 shares underlying stock options. Neil D. Nicastro is the son of Louis J. Nicastro.

(12)	Includes 50,000 shares underlying options and 3,421 shares acquired pursuant to the anti-dilution provisions of our stock option plans.

(13)	Represents 29,400 shares underlying stock options.

(14)	Includes 50,000 shares underlying stock options.

(15)	Includes 175,000 shares underlying stock options.

(16)	Includes 112,773 shares underlying stock options.

PLAN OF DISTRIBUTION

     The selling stockholders may sell the common stock only for their own accounts. The Shares will be listed on the New York Stock Exchange, subject to official notice of issuance. The selling stockholders, their donees or other transferees and successors in interest permitted to use Form S-8, under General Instruction A of Form S-8, may sell or transfer Shares for value in one or more transactions on the New York Stock Exchange (or any successor stock exchange), in negotiated transactions or in a combination of these methods of sale, at market prices prevailing at the time of sale, at prices related to those market prices or at prices otherwise negotiated.

     The selling stockholders may effect transactions by selling Shares to or through broker-dealers. Those broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the Shares for whom the broker-dealers may act as agents, which compensation may be more or less than customary commissions. None of the selling stockholders, at the date of this prospectus, has any agreement, arrangement or understanding with any broker or dealer to sell any of the Shares. All selling and other expenses incurred by individual selling stockholders will be borne by those selling stockholders.

     Each Share is sold together with stock purchase rights. These rights are described in a registration statement on Form S-3 (File No. 333-107321) filed on July 25, 2003. See “Documents Incorporated by Reference.”

     We do not know whether any of the selling stockholders will sell any or all of their Shares under this prospectus. We may terminate this offering without notice at any time.

LEGAL MATTERS

     The validity of the Shares has been passed upon by our counsel, Shack Siegel Katz & Flaherty P.C., New York, New York. As of November 7, 2003, shareholders of Shack Siegel Katz & Flaherty P.C. hold options to purchase 30,000 shares of our common stock.

EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our annual report on Form 10-K for the year ended June 30, 2003, as set forth in their report, which is incorporated in this prospectus by reference. Our consolidated financial statements and schedule are incorporated by reference in reliance on their report, given on Ernst & Young LLP’s authority as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Information that we file at a future date with the SEC will update and supersede this information. For further information about WMS Industries Inc. and our common stock, please read the documents incorporated by reference below.

     We incorporate by reference the documents listed below and all documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering:

•	our annual report on Form 10-K and definitive proxy statement for the fiscal year ended June 30, 2003;

•	our current report on Form 8-K filed on July 3, 2003; and

•	the description of our common stock contained in our registration statement on Form S-3 (File No. 333-107321) filed on July 25, 2003.

     We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference in this prospectus. You may request copies of this information in writing or orally, and we will provide it at no cost. You may contact us at our principal executive office: 800 South Northpoint Boulevard, Waukegan, Illinois 60085 (847) 785-3000, Attention: General Counsel.

WHERE YOU CAN FIND MORE INFORMATION

     This prospectus constitutes a part of each of nine registration statements, and amendments to them, that we have filed on Form S-8 with the SEC concerning the Shares: File Nos. 333-_______ (filed on November 7, 2003), 333-101538, 33-48363, 33-79146, 333-06021, 333-48697, 333-57585, 333-46726 and 333-55574. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statements and any materials that we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our documents may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, including us, that file electronically with the SEC. The SEC’s web site is located at: http://www.sec.gov.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois on this 7th day of November, 2003.

WMS INDUSTRIES INC.

By:	/s/ Brian R. Gamache Brian R. Gamache, President and Chief Executive Officer, and Director

Power of Attorney

     Each person whose signature to this Registration Statement appears below hereby appoints Brian R. Gamache and Kathleen J. McJohn, and each of them acting singly, as his or her attorney-in-fact, to sign on his or her behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ Louis J. Nicastro Louis J. Nicastro	November 7, 2003	Chairman of the Board of Directors

/s/ Brian R. Gamache Brian R. Gamache	November 7, 2003	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ Scott D. Schweinfurth Scott D. Schweinfurth	November 7, 2003	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Norman J. Menell Norman J. Menell	November 7, 2003	Vice Chairman of the Board of Directors

Harold H. Bach, Jr.	November 7, 2003	Director

/s/ William C. Bartholomay William C. Bartholomay	November 7, 2003	Director

/s/ William E. McKenna William E. McKenna	November 7, 2003	Director

/s/ Donna B. More Donna B. More	November 7, 2003	Director

/s/ Neil D. Nicastro Neil D. Nicastro	November 7, 2003	Director

/s/ Harvey Reich Harvey Reich	November 7, 2003	Director

/s/ David M. Satz, Jr. David M. Satz, Jr.	November 7, 2003	Director

/s/ Ira Sheinfeld Ira Sheinfeld	November 7, 2003	Director

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Restated Certificate of Incorporation of the Registrant dated February 17, 1987; Certificate of Amendment dated January 28, 1993; and Certificate of Correction dated May 4, 1994, all incorporated by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 1994.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on February 25, 1998, incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

4.3	Rights Agreement, dated March 5, 1998 between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to the Registrant’s Registration Statement on Form 8-A, filed with the Commission on March 25, 1998.

4.4	By-Laws of the Registrant, as amended and restated through June 26, 1996, incorporated by reference to Exhibit 3(b) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

4.5	Restricted Stock Agreement dated June 12, 2003, between the Registrant and Brian R. Gamache incorporated by reference to Exhibit 10(ll) to the Registrant’s Annual Report onForm 10-K (the “2003 Form 10-K”) for the year ended June 30, 2003.

4.6	Restricted Stock Agreement, dated June 12, 2003, between the Registrant and Scott D. Schweinfurth incorporated by reference to Exhibit 10(mm) to the 2003 Form 10-K.

4.7	Restricted Stock Agreement, dated June 12, 2003, between the Registrant and Orrin J. Edidin incorporated by reference to Exhibit 10(nn) to on the 2003 Form 10-K.

4.8	Restricted Stock Agreement, dated June 12, 2003, between the Registrant and Seamus McGill incorporated by reference to Exhibit 10(oo) to the 2003 Form 10-K.

5	Opinion of Shack Siegel Katz & Flaherty P.C., counsel for Registrant.

23.1	Consent of Shack Siegel Katz & Flaherty P.C. (contained in the Opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (contained on the signature page hereof).